EXHIBIT 10(a)

             OPINION AND CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP






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                                  EXHIBIT 10(a)





                 [LETTERHEAD OF SUTHERLAND ASBILL & BRENNAN LLP]


MARY JANE WILSON-BILIK
DIRECT LINE:  202.383.0660
Internet:  mjwilson-bilik@sablaw.com


                                                 June 26, 2003



VIA EDGARLINK
-------------

Board of Directors
Indianapolis Life Insurance Company
2960 North Meridian Street
Indianapolis, Indiana 46208

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information contained in the initial registration statement on Form N-4 (File No. 811-08964) of the ILICO Separate Account 1 filed by Indianapolis Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: /s/ Mary Jane Wilson-Bilik
                                                Mary Jane Wilson-Bilik